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                                                                    EXHIBIT 10.7




                               AMENDMENT AGREEMENT


      This Amendment is made and entered into as of the 5th day of March, 1999 by and among CareerBuilder, Inc., a Delaware corporation formerly known as "Netstart, Inc." (the "Company"), and ADP, Inc., a Delaware corporation ("ADP").

                                   WITNESSETH:

      WHEREAS, the Company and ADP entered into the ADP Joint Marketing/Sales Representative Agreement dated as of January 23, 1998, as amended by addendum on November 17, 1998 (the "Marketing Agreement");

      WHEREAS, the Company and ADP desire to amend the Marketing Agreement as provided herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that:

      1. All references to NetStart, Inc. are hereby amended to CareerBuilder, Inc.

      2. Section 3B is hereby amended to add the following sentence, which shall become the final sentence of such section:

                  "Notwithstanding the foregoing, if, in ADP's reasonable judgment, ADP determines that TeamBuilder Online and/or the CareerBuilder Network have material competitive inadequacies that substantially reduce their competitiveness in relation to other online recruiting products, ADP shall notify the Company of its determination, listing the specific features and functionalities that are deficient and specifying the basis for ADP's determination that competitiveness is reduced. The exclusivity provisions contained in this Section 3B shall not apply to any agreement or arrangement entered into by ADP to address such deficiencies if the Company does not specifically correct the competitive features and functionalities listed in such notice within 180 days of such notice to ADP's reasonable satisfaction."


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      3.    Section 5B(iv) is hereby amended to add the following sentence, which shall become the final sentence of such section:

                  "The types of information contained in such call log (i.e. client identification information, statement of problem, resolution of problem) shall be mutually agreed upon by the Company and ADP and shall be consistent with the Company's current customer support practices."

      4. Section 5B(v) is hereby amended to add the following sentence, which shall become the final sentence of such section:

                  "The Company and ADP may mutually agree to set up target response times within which to respond to customer calls."

      5. Section 8 is hereby amended so that the preamble shall read in its entirety as follows:

                  "This Agreement shall continue until January 23, 2002 (the "Initial Term"), and thereafter shall continue automatically unless and until terminated in accordance with the following provisions:"

      6. Section 8(A)(iv) is hereby amended to read in its entirety as follows:

                  "(iv) During the Initial Term or any extension thereafter, either party may terminate this Agreement for cause immediately upon the occurrence of an Event of Default (defined below in Section 9)."

      7. Section 9(A)(b) is hereby amended to read in its entirety as follows:

                  "(b) if the other party materially breaches any material provision of this Agreement and fails to substantially cure such breach within 30 days of receipt of written notice describing the breach, provided, however, that a breach of any provision of Section 3A shall be governed solely by the provisions contained therein;"

      8. A new Section 11 is hereby added to the Agreement and shall read in its entirety as follows:


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                  "11. Board Representation. The Company agrees to nominate or cause to be nominated as a director to serve on its Board of Directors one representative of ADP, who shall be either Gary Butler or such other representative of ADP who is reasonably acceptable to the Company. The Company's commitment under this
                  Section 11 shall remain in effect for the term of the Agreement."


      9. A new Section 12 is hereby added to the Agreement and shall read in its entirety as follows:

                  "12. Product Development. The Company shall, at ADP's specific request, schedule quarterly meetings attended by ADP and senior marketing and development executives of the Company in order for the Company to provide ADP overviews of its product planning activities for Company products, features and functionalities specifically related to TeamBuilder Online and the CareerBuilder Network product/service. At such meetings, ADP will be able to provide its input into the Company's product planning processes.

                  The Company agrees to grant to ADP reasonable access to its Senior Vice President of Sales to allow ADP regular opportunity to provide input regarding the direction of the Company's product development."

      10. A new Section 13 is hereby added to the Agreement and shall read in its entirety as follows:

                  "13. Millennium Compliant. The Company hereby represents and warrants that TeamBuilder, TeamBuilder Online, CareerBuilder and related products and services (the "Products") are and shall be Millenium Compliant. For purposes of this Section 13, "Millenium Compliant" shall mean the ability to provide the following functions: (a) consistently process date information before, during and after January 1, 2000 including but not limited to accepting date input, providing date output, performing calculations on the dates or portions of dates, calculating leap years; (b) function accurately with its documentation and without interruption associated with the advent of the new century; (c) respond to two-digit year date input in a way that resolves any ambiguity as to century in a


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                  disclosed, defined and predetermined manner; and (d) store and provide output of date information in ways that are unambiguous as to century. At ADP's request, the Company shall provide to ADP test plans and results of the Programs' ability to comply with the provisions of this section. In the event that ADP informs the Company of, or the Company learns of, any failure of the Products to comply with the provisions of this section, in addition to (and not in lieu of) any other remedies available to ADP under this Amendment, at law or in equity, the Company shall promptly remedy the failure dedicating the resources necessary to effect such remedy, at no charge to ADP."

      11. The section "General Provisions," currently Section 11, is hereby amended to become Section 14.

      12. Effect of Modification. In the event of any inconsistency between the provisions of the Marketing Agreement and the applicable provisions of this Agreement, the provisions of this Agreement shall control in all respects. Otherwise, the Marketing Agreement shall remain in full force and effect.

      13. Successors and Assigns; Governing Law. Subject to the restrictions in the Marketing Agreement as amended hereby, this Agreement shall inure to the benefit of and bind the respective heirs, personal representatives, successors and assigns of the parties hereto and shall be governed by and constructed in accordance with the laws of the State of Delaware.

      14. Severability; Modifications. Should one or more of the provisions of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall be enforceable. This Agreement shall not be modified without the prior consent of the Company and ADP.

      15. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and such counterparts together shall constitute one instrument.




      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


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                                          CAREERBUILDER, INC.



                                          By:     /s/  James A. Tholen
                                                -------------------------
                                                Name:  James A. Tholen
                                                Title:  CFO



                                          ADP, INC.


                                          By:     /s/  James B. Benson
                                                -------------------------
                                                Name:  James B. Benson
                                                Title:  President



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